Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-17 21988G 775 & 21988G AN6

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 15, 2001.

INTEREST ACCOUNT

Balance as of May 2, 2001.......................................          $0.00
         Scheduled Income received on securities................    $968,760.50
         Unscheduled Income received on securities..............          $0.00

                                                                    $968,760.50

LESS:
         Distribution to Class A1 Holders.......................   -$554,346.29
         Distribution to Class A2 Holders.......................         -$0.00
         Distribution to Depositor..............................   -$414,414.21
         Balance as of August 15, 2001..........................          $0.00

PRINCIPAL ACCOUNT

Balance as of May 2, 2001.......................................          $0.00
         Scheduled Principal payment received on securities.....          $0.00
LESS:
         Distribution to Holders................................          $0.00
Balance as of August 15, 2001...................................          $0.00


                 UNDERLYING SECURITIES HELD AS OF AUGUST 1, 2001

Principal
Amount                    Title of Security
------                    -----------------
$27,878,000       WorldCom, Inc. 6.95% Notes
                  Due August 15, 2028
                  CUSIP: 98155KAJ1

U.S Bank Trust National Association, as Trustee